PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, sglenn@stratasys.com

STRATASYS REPORTS FIRST QUARTER FINANCIAL RESULTS

Reports Q1 Non-GAAP EPS of $0.23
Q1 Generates Record System Unit Sales

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MINNEAPOLIS, April 27, 2006 - Stratasys, Inc. (Nasdaq: SSYS) today announced first quarter financial results, with record revenues.

Revenues rose 18% to $22.2 million for the first quarter ended March 31, 2006 over the $18.9 million reported in the same quarter of the previous year. Non-GAAP net income was $2.3 million in the first quarter, or $0.23 per share, which excludes the impact of stock-based compensation expense required under Financial Accounting Standard (SFAS) 123R. GAAP net income was $2.0 million in the first quarter, or $0.20 per share. This compares to net income of $2.4 million, or $0.22 per share for the first quarter in 2005. Stock-based compensation expenses were not included in the 2005 first quarter financial results.

GAAP net income for fiscal 2006 includes stock-based compensation expense required under the implementation of SFAS 123R. This expense, net of tax, amounted to approximately $308,000 or $0.03 per share in the first quarter of fiscal 2006. The reconciliation between non-GAAP and GAAP financial performance is provided in a table at the end of this press release.

Total system shipments increased 45% to 403 units for the first quarter of 2006 compared with 277 units for the first quarter in 2005. First quarter unit shipments represented a record level for the company. The company generated record levels of consumable, maintenance, and 3D-printer revenue during the quarter, as well as solid growth in its paid parts business.

“We are pleased with our first quarter performance, as the company has transitioned into an exciting new growth initiative within our Dimension 3D-printer business. The first phase of this strategy was initiated in January when we lowered the prices of our two legacy Dimension 3D printers. The goal of these price reductions was to trigger greater demand, which we have maintained is price elastic. We are pleased to report that our strategy contributed to a significant increase in demand for our 3D printers during the quarter, which is evidenced in the record performance we generated within our 3D-printer business,” said Scott Crump, chairman and chief executive officer of Stratasys.

“The second, and equally important phase of our strategy was the recent introduction of four new 3D printers in early April. The new product lineup, the Dimension 768 line and Dimension 1200 line, each with a soluble support option, offers customers a broader range of functionality and expanded price points. Going forward, we believe this dual strategy of price and performance addresses the price elasticity of demand, while simultaneously providing margin enhancement opportunities through the sale of higher priced systems.

“Our high-end system business generated orders consistent with the previous year, and in line with our expectations. We remain optimistic that we can build positive momentum in this business over the coming quarters. Our recently introduced FDM Vantage X, and the Arcam EBM S400, will require some time to generate incremental business, given the lengthy sales cycle that is inherent within that segment of our business. Notably, we recently placed an order for two EBM S400 units, which produce metal parts, in anticipation of placing those machines with customers over the next few months. In addition, we continue to generate positive momentum within our distributed Eden PolyJet line, following the introduction of two new products late last year, the Eden 500 and the Eden 350.

“The paid parts business grew nicely during the first quarter, as we continue to invest in infrastructure, automation, and sales support resources for the business. Paid parts is generating incremental orders of photo-polymer parts similar to SLA parts, using the PolyJet technology, an offering we introduced in the fourth quarter. In addition, paid parts is receiving an increasing number of inquiries for rapid manufacturing projects. Rapid manufacturing is a strategic growth initiative for the company, and with more than 60 machines supporting paid parts’ automated service, RedEyePRM.com, we can provide rapid turnaround of large orders, a crucial requirement for rapid manufacturing customers.

“We remain confident in our growth goals for 2006 following our first quarter results. Our new 3D-printer initiative represents an evolutionary step within our longer-term strategy that targets a potential market that we believe is 500,000 3D printers worldwide. In addition, we are making progress with initiatives that go beyond 3D printing and rapid prototyping, which include using our technology for the manufacture of end-use parts. We have no shortage of exciting opportunities, and are looking forward to a productive 2006,” Crump concluded.

Stratasys released the following information regarding its financial guidance for the fiscal year ending Dec. 31, 2006:

•	Reaffirm revenue guidance of $98 million to $102 million or growth of 18% to 23% over fiscal 2005.

•	Reaffirm non-GAAP earnings guidance of $1.15 to $1.25 per share, which excludes the impact of stock-based compensation required under SFAS 123R.

•	GAAP earnings guidance of $1.05 to $1.15 per share.

The reconciliation between non-GAAP and GAAP financial projections is provided in a table at the end of this press release.

The company will hold a conference call to discuss these results on April 27, 2006 at 8:30 a.m. EDT. To access the call, dial 877-407-0782 (or 201-689-8567 internationally). A recording of the call will be available for two weeks. To access the recording, dial 877-660-6853 (or 201-612-7415 internationally) and enter account 286 and conference I.D. 198619.

A live webcast will be available through the Investors section of the Stratasys Web site (www.stratasys.com). A replay of the webcast will be made available on the Stratasys Web site for 90 days.

(Financial tables follow)

About Stratasys Inc.

Stratasys Inc., Minneapolis, manufactures office-based rapid prototyping and manufacturing systems and 3D printers; and offers rapid prototyping and manufacturing parts services. According to Wohlers Report 2005, Stratasys supplied 36 percent of all systems installed worldwide in 2004, making it the unit market leader. Stratasys patented the rapid prototyping process known as fused deposition modeling (FDM). The process creates functional models directly from any 3D CAD program using ABS plastic, polycarbonate, and PPSF. The company holds 175 granted or pending rapid prototyping patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, education, electronic, and consumer product industries. The company’s systems are also used for rapid manufacturing and rapid tooling applications. For more information on the company, go to www.Stratasys.com; www.RedEyeRPM.com; or www.DimensionPrinting.com.

Non-GAAP Discussion

The information discussed within this release includes financial results and forward-looking financial guidance that are in accordance with U.S. generally accepted accounting principles (GAAP). In addition, non-GAAP financial guidance has been included that excludes certain expenses. The non-GAAP financial measures are provided in an effort to give information that investors may deem relevant to the company’s operations and comparative performance; primarily the identification and exclusion of expenses associated with stock-based compensation required under SFAS 123R.

Forward Looking Statement

All statements herein that are not historical facts or that include such words as “expects”, “anticipates”, “projects”, “estimates” or “believes” or similar words are forward-looking statements that we deem to be covered by and to qualify for the safe harbor protection covered by the Private Securities Litigation Reform Act of 1995. Our belief that we have the largest part-building service claim is based on the number of dedicated machines. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties; these include the continued market acceptance and growth of our Dimension TM line, Prodigy Plus, FDM MaxumTM, FDM VantageTM, and TitanTM product lines; the size of the 3D printing market; our ability to penetrate the 3D printing market; our ability to maintain the growth rates experienced in this and preceding quarters; our ability to introduce and market new materials such as PC-ABS and the market acceptance of this and other materials; the impact of competitive products and pricing; the timely development and acceptance of new products and materials; our ability to effectively and profitably market and distribute the Eden polyjet line and the Arcam product line; the success of our recent R&D initiative to expand the rapid manufacturing capabilities of our core FDM technology; the success of our RedEyeRPMTM and other parts services; and the other risks detailed from time to time in our SEC Reports, including the annual report on Form 10-K for the year ended December 31, 2005.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended March 31,
	2006	2005
	(unaudited)	(unaudited)

Net Sales
Product	$17,543,326	$14,823,171
Services	4,679,769	4,039,648
	22,223,095	18,862,819

Cost of goods sold
Product	9,033,573	6,298,207
Services	1,390,748	1,190,176
	10,424,321	7,488,383

Gross profit	11,798,774	11,374,436

Costs and expenses
Research and development	1,433,576	1,386,588
Selling, general and administrative	7,542,503	6,593,686
	8,976,079	7,980,274

Operating income	2,822,695	3,394,162

Other income (expense)
Interest income	359,500	373,360
Foreign currency translation	(119,563)	(85,391)
Other		120,968
	239,937	408,937

Income before income taxes	3,062,632	3,803,099

Income taxes	1,047,422	1,407,147

Net income	$2,015,210	$2,395,952

Earnings per common share
Basic	$0.20	$0.23
Diluted	$0.20	$0.22

Weighted average number of common
shares outstanding
Basic	10,123,267	10,451,399
Diluted	10,323,855	10,821,785

STRATASYS, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2006	2005
	(unaudited)

ASSETS

Current assets
Cash and cash equivalents	$12,252,653	$10,105,199
Short-term investments	20,000,000	20,000,000
Accounts receivable, less allowance for returns and
doubtful accounts of $1,648,094 in 2006 and $1,584,149 in 2005	20,723,274	20,019,177
Inventories	13,347,171	10,887,198
Net investment in sales-type leases	2,195,198	2,036,386
Prepaid expenses	2,789,058	2,289,173
Deferred income taxes	597,000	597,000
Total current assets	71,904,354	65,934,133

Property and equipment, net	17,927,602	17,294,575

Other assets
Intangible assets, net	4,660,286	4,380,193
Net investment in sales-type leases	3,172,706	3,143,157
Deferred income taxes	392,000	392,000
Long-term investments	7,984,872	11,297,550
Other	2,263,830	2,237,985
Total other assets	18,473,694	21,450,885

	$108,305,650	$104,679,593

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$9,961,395	$9,545,265
Unearned maintenance revenue	9,217,875	8,865,253
Total current liabilities	19,179,270	18,410,518

Stockholders' equity
Common stock, $.01 par value, authorized 15,000,000
shares, issued 12,316,471 shares in 2006 and
12,287,205 shares in 2005	123,164	122,872
Capital in excess of par value	73,253,426	72,465,952
Retained earnings	32,811,155	30,795,945
Accumulated other comprehensive loss	(270,270)	(324,599)
Less cost of treasury stock, 2,171,529 shares in 2006
and 2005 respectively	(16,791,095)	(16,791,095)
Total stockholders' equity	89,126,380	86,269,075

	$108,305,650	$104,679,593

STRATASYS, INC.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2006		2006
	(unaudited)	Non-GAAP	(unaudited)
	As Reported	Adjustments (1)	Non-GAAP

Selling, general and administrative	$7,542,503	$(412,710)	$7,129,793

Total operating expenses	8,976,079	(412,710)	8,563,369

Operating income	2,822,695	412,710	3,235,405

Income before income taxes	3,062,632	412,710	3,475,342

Income taxes	1,047,422	104,656	1,152,078

Net income	$2,015,210	$308,054	$2,323,264

Earnings per common share
Basic	$0.20	$0.03	$0.23
Diluted	$0.20	$0.03	$0.23

Weighted average number of common
shares outstanding
Basic	10,123,267		10,123,267
Diluted	10,323,855		10,323,855

(1)    These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results excluding non-cash stock-based compensation provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results. The Company adopted the fair-value recognition provisions of SFAS No. 123 revised (123R) to expense stock-based compensation effective January 1, 2006 . Prior to the adoption of SFAS No. 123R, the Company accounted for employee stock-based compensation using the intrinsic value method prescribed by APB No. 25.

STRATASYS, INC.

FISCAL YEAR 2006
RECONCILIATION OF NON-GAAP FORWARD LOOKING GUIDANCE

Earnings Per Diluted Share Range

U.S. GAAP measure	$1.05 to $1.15

Adjustments to exclude the effects
of expenses related to stock-based
compensation under SFAS 123R	$0.10 to $0.12

Non-GAAP estimates	$1.15 to $1.25